NEWS	FONAR CORPORATION
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces Fiscal 2017 3rd Quarter and Nine Months Financial Results

MELVILLE, NEW YORK, May 10, 2017 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for Fiscal 2017 3rd Quarter and nine-month period ended March 31, 2017.

·	96% Increase to $0.88 per share, for 3rd quarter Fiscal 2017, (versus prior year) of Diluted Net Income per Common Share available to Common Shareholders, including a $1.1 million impact of recorded income tax benefits.
·	84% Increase to $7.1 million, for 3rd quarter Fiscal 2017, (versus same period prior year) of Net Income.
·	46% Increase to $6.0 million, for 3rd quarter Fiscal 2017, (versus same period prior year) of Income from Operations.
·	7% Increase to $20.0 million, for 3rd quarter Fiscal 2017, (versus same period prior year) of Total Revenues – Net.
·	Company adds additional MRI Center, during 3rd quarter, where it provides non-medical management services.
·	Timothy R. Damadian completes first year as President and CEO.

Most of FONAR’s recent activity is through its wholly-owned subsidiary, HMCA (Health Management Company of America, LLC). HMCA provides non-medical management services for 19 diagnostic imaging centers in New York and 7 in Florida. These 26 centers are collectively equipped with 33 MRI scanners.

FONAR birthed the MRI industry with its installation of the first commercial whole-body MRI (Magnetic Resonance Imaging) scanner in 1980. Since then the Company has manufactured and installed hundreds of MRIs the world over. FONAR’s premier MRI scanner, the UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI, is the world’s only MRI scanner that is able to scan patients in normal, full-weight-bearing positions and to be licensed under FONAR’s extensive UPRIGHT® Multi-Position™ MRI patent portfolio.

In light of the fact that the majority of MRI exams are of the spine, FONAR’s UPRIGHT® MRI technology is of great importance. Diagnosticians are able to view human anatomy in its normal weight-bearing positions, including sitting, standing and bending. Certain anatomical regions are very sensitive to body-position and gravity. For example, patients with lower back problems are often most uncomfortable when in a particular weight-bearing position. If diagnosticians can evaluate the spine in those positions, they can minimize or completely avoid the risks of mischaracterizing or underestimating the patients’ problems.

FONAR CORPORATION AND SUBSIDIARIES

Financial Highlights

Income from Operations increased 46%, for the quarter ended March 31, 2017, to $6.0 million as compared to $4.1 million for the quarter ended March 31, 2016. Income from Operations, for the nine month period ended March 31, 2017, increased 29% to $15.4 million as compared to $12.0 million for the nine-month period ended March 31, 2016.

Net Income increased 84%, for the quarter ended March 31, 2017, to $7.1 million as compared to $3.9 million for the quarter ended March 31, 2016. Net Income, for the nine-month period ended March 31, 2017, increased 45% to $16.6 million as compared to $11.5 million for the nine-month period ended March 31, 2016.

Total Revenues – Net increased 7%, for the quarter ended March 31, 2017, to $20.0 million as compared to $18.6 million for the quarter ended March 31, 2016. Total Revenues – Net, for the nine-month period ended March 31, 2017, increased 5% to $57.1 million as compared to $54.6 million for the nine-month period ended March 31, 2016.

Net Income, Available to Common Stockholders, increased 97%, for the quarter ended March 31, 2017, to $5.5 million as compared to $2.8 million for the quarter ended March 31, 2016. Net Income, Available to Common Stockholders, for the nine-month period ended March 31, 2017, increased 47% to $12.8 million as compared to $8.8 for the nine-month period ended March 31, 2016.

Diluted Net Income, per Common Share Available to Common Stockholders, increased 96%, for the quarter ended March 31, 2017, to $0.88 per share as compared to $0.45 per share for the quarter ended March 31, 2016. Diluted Net Income, per Common Share Available to Common Stockholders, for the nine-month period ended March 31, 2017, increased 44% to $2.05 per share as compared to $1.42 per share for the nine-month period ended March 31, 2016.

Basic Net Income, per Common Share Available to Common Stockholders, increased 96%, for the quarter ended March 31, 2017, to $0.90 per share as compared to $0.46 per share for the quarter ended March 31, 2016. Basic Net Income, per Common Share Available to Common Stockholders, for the nine-month period ended March 31, 2017, increased 44% to $2.09 per share as compared to $1.45 per share for the nine-month period ended March 31, 2016.

Total Assets, at March 31, 2017, was $91.8 million, as compared to $84.9 million at June 30, 2016. Total Current Assets, at March 31, 2017, was $50.8 million, as compared to $45.6 million at June 30, 2016.

Total Liabilities, at March 31, 2017, was $16.4 million, as compared to $24.1 million at June 30, 2016. Total Current Liabilities, at March 31, 2017, was $14.5 million, as compared to $20.6 million at June 30, 2016.

Total Cash and Cash Equivalents, at March 31, 2017, was $7.8 million, as compared to $8.5 million at June 30, 2016.

FONAR CORPORATION AND SUBSIDIARIES

Management Discussion

Reflecting upon his first year as President and CEO of FONAR Corporation, Timothy R. Damadian stated: “The transition has been seamless, we’re successfully executing our business plan, and earnings are growing steadily. Naturally our stockholders focus on Diluted Net Income per Common Share Available to Common Stockholders, which for the quarter ending March 31 was $0.88. That’s a 96% increase as compared to the corresponding quarter a year ago. And for the nine-month period ending March 31, we’re at $2.05 per share, which is up 44% as compared to the corresponding period a year ago.”

“I am very pleased with Tim’s performance as President and CEO,” said Raymond V. Damadian, M.D., Chairman of FONAR Corporation. “We operate in a highly competitive and strictly regulated business environment. Nevertheless, FONAR revenues have been growing a brisk rate and, even more notable, our net profit margin has steadily climbed. We’ve been profitable for 28 consecutive quarters. That’s remarkable.” Table I below shows revenues and profit margins over the past seven years.

Table I PROFIT MARGIN TABLE

	Nine Month Period ending March 31,
	2011	2012	2013	2014	2015	2016	2017
Net Income (x $ millions)	$3.00	$5.10	$5.00	$8.80	$9.20	$11.50	$16.60
Total Revenues – Net (x $ millions)	$25.40	$28.50	$30.80	$51.50	$52.20	$54.60	$57.10
NET PROFIT MARGIN [(Net Income / Total Revenues) x 100]	12	18	16	17	18	21	29

“As the original MRI company, we are thoroughly familiar with all aspects of operating MRI centers. Combining that experience with the diagnostic and patient-friendliness of the FONAR UPRIGHT® Multi-Position™ MRI has contributed enormously to our successful management of 26 diagnostic imaging centers,” concluded Dr. Damadian.

Recent Event

On April 4, 2017, the Company reported it had purchased all interests and assets of an MRI diagnostic imaging center located in White Plains, New York, where the Company will provide non-medical management services. Mr. Tim Damadian commented, “This very synergistic acquisition provides the Company with an already up-and-running business strategically located nearby other HMCA-managed imaging centers. We are always looking for opportunities such as this one that will add to the success of our Company.”

FONAR CORPORATION AND SUBSIDIARIES

About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY. Incorporated in 1978, FONAR is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as in the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are “lie-down, weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As one FONAR customer says, “If patients are claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for quantifying the Upright cerebral hydraulics of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	March 31, 2017	June 30, 2016 *
Cash and cash equivalents	$7,750	$8,528
Accounts receivable – net	3,614	4,370
Accounts receivable - related party	30	—
Medical receivable – net	11,332	10,127
Management and other fees receivable – net	18,480	15,638
Management and other fees receivable – related medical practices – net	5,255	4,064
Costs and estimated earnings in excess of billing on uncompleted contracts	649	—
Inventories	2,670	2,074
Prepaid expenses and other current assets	1,059	759
Total Current Assets	50,839	45,560
Deferred income tax asset	14,942	13,042
Property and equipment – net	15,292	14,513
Goodwill	3,322	3,322
Other intangible assets – net	6,920	7,719
Other assets	509	732
Total Assets	$91,824	$84,888

* condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2017	June 30, 2016 *
Current Liabilities:
Current portion of long-term debt and capital leases	$727	$2,448
Accounts payable	1,183	1,254
Other current liabilities	7,483	10,827
Unearned revenue on service contracts	3,987	4,679
Unearned revenue on service contracts - related party	28	—
Customer advances	1,018	1,199
Billings in excess of costs and estimated earnings on uncompleted contracts	25	207
Total Current Liabilities	14,451	20,614
Long-Term Liabilities:
Deferred income tax liability	482	482
Due to related medical practices	228	245
Long-term debt and capital leases, less current portion	348	2,059
Other liabilities	890	712
Total Long-Term Liabilities	1,948	3,498
Total Liabilities	16,399	24,112

* condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

	March 31, 2017	June 30, 2016 *
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at March 31, 2017 and June 30, 2016, 313 issued and outstanding at March 31, 2017 and June 30, 2016	$—	$—
Preferred stock $.001 par value; 567 shares authorized at March 31, 2017 and June 30, 2016, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at March 31, 2017 and June 30, 2016, 6,214 and 6,062 issued at March 31, 2017 and June 30, 2016; 6,202 and 6,051 outstanding at March 31, 2017 and June 30, 2016	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at March 31, 2017 and June 30, 2016, 146 issued and outstanding at March 31, 2017 and June 30, 2016	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at March 31, 2017 and June 30, 2016, 383 issued and outstanding at March 31, 2017 and June 30, 2016	—	—
Paid-in capital in excess of par value	176,761	173,702
Accumulated deficit	(106,911)	(120,624)
Notes receivable from employee stockholders	(19)	(24)
Treasury stock, at cost - 12 shares of common stock at March 31, 2017 and June 30, 2016	(675)	(675)
Total Fonar Corporation Stockholder Equity	69,157	52,380
Noncontrolling interests	6,268	8,396
Total Stockholders' Equity	75,425	60,776
Total Liabilities and Stockholders' Equity	$91,824	$84,888

* condensed from audited financial statements

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED MARCH 31
REVENUES	2017	2016
Product sales – net	$768	$20
Service and repair fees – net	2,366	2,406
Service and repair fees – related parties - net	27	27
Patient fee revenue, net of contractual allowances and discounts	9,028	8,695
Provision for bad debts for patient fee	(3,979)	(3,830)
Management and other fees – net	9,592	9,394
Management and other fees – related medical practices – net	2,206	1,907
Total Revenues – Net	20,008	18,619
COSTS AND EXPENSES
Costs related to product sales	364	263
Costs related to service and repair fees	829	552
Costs related to service and repair fees – related parties	10	6
Costs related to patient fee revenue	1,744	2,549
Costs related to management and other fees	5,122	5,649
Costs related to management and other fees – related medical practices	1,122	1,045
Research and development	332	395
Selling, general and administrative	4,483	4,063
Total Costs and Expenses	14,006	14,522
Income From Operations	6,002	4,097
Interest Expense	(69)	(127)
Investment Income	47	56
Other Income	2	—
Income Before Benefit (Provision) for Income Taxes and Non Controlling Interests	5,982	4,026
Benefit (Provision) for Income Taxes	1,140	(145)
Net Income	7,122	3,881
Net Income – Non Controlling Interests	(1,222)	(876)
Net Income – Controlling Interests	$5,900	$3,005
Net Income Available to Common Stockholders	$5,526	$2,810
Net Income Available to Class A Non-Voting Preferred Stockholders	$279	$145
Net Income Available to Class C Common Stockholders	$95	$50
Basic Net Income Per Common Share Available to Common Stockholders	$0.90	$0.46
Diluted Net Income Per Common Share Available to Common Stockholders	$0.88	$0.45
Basic and Diluted Income Per Share-Class C Common	$0.25	$0.13
Weighted Average Basic Shares Outstanding-Common Stockholders	6,166	6,050
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,294	6,178
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE NINE MONTHS ENDED MARCH 31,
REVENUES	2017	2016
Product sales – net	$1,103	$780
Service and repair fees – net	7,074	6,970
Service and repair fees – related parties - net	83	83
Patient fee revenue, net of contractual allowances and discounts	26,509	24,596
Provision for bad debts for patient fee	(11,859)	(10,608)
Management and other fees – net	28,216	27,180
Management and other fees – related medical practices – net	6,020	5,598
Total Revenues – Net	57,146	54,599
COSTS AND EXPENSES
Costs related to product sales	543	939
Costs related to service and repair fees	2,168	1,542
Costs related to service and repair fees – related parties	25	18
Costs related to patient fee revenue	6,481	7,015
Costs related to management and other fees	15,641	16,664
Costs related to management and other fees – related medical practices	3,202	3,116
Research and development	1,105	1,243
Selling, general and administrative	12,617	12,125
Total Costs and Expenses	41,782	42,662
Income From Operations	15,364	11,937
Interest Expense	(244)	(416)
Investment Income	145	164
Other (Expense) Income	(1)	1
Income Before Benefit (Provision) for Income Taxes and Non Controlling Interests	15,264	11,686
Benefit (Provision) for Income Taxes	1,293	(235)
Net Income	16,557	11,451
Net Income – Non Controlling Interests	(2,844)	(2,091)
Net Income – Controlling Interests	$13,713	$9,360
Net Income Available to Common Stockholders	$12,842	$8,752
Net Income Available to Class A Non-Voting Preferred Stockholders	$649	$453
Net Income Available to Class C Common Stockholders	$222	$155
Basic Net Income Per Common Share Available to Common Stockholders	$2.09	$1.45
Diluted Net Income Per Common Share Available to Common Stockholders	$2.05	$1.42
Basic and Diluted Income Per Share – Class C Common	$0.58	$0.40
Weighted Average Basic Shares Outstanding – Common Stockholders	6,143	6,050
Weighted Average Diluted Shares Outstanding – Common Stockholders	6,271	6,178
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383